Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of September 16, 2016 (this “Amendment”), is entered into by and among Alcoa Inc., a Pennsylvania corporation (“Alcoa”, and from the Separation Transaction Effective Date (as defined below), “Arconic”), the Lenders (as defined in the Credit Agreement referenced below), SunTrust Bank, Fifth Third Bank, Bayerische Landesbank, New York Branch and The Bank of Nova Scotia (each, a “New Lender” and collectively, the “New Lenders”) and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement referenced below.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Five-Year Revolving Credit Agreement, dated as of July 25, 2014 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by and among Alcoa, the Lenders and Issuers from time to time party thereto, the Administrative Agent and JPMorgan Chase Bank, N.A., as Syndication Agent;

WHEREAS, Alcoa intends to separate into two independent, publicly traded companies and in connection therewith (i) Alcoa’s “upstream” business and related assets will be transferred to Alcoa Upstream Corporation, a Delaware corporation (“Alcoa Upstream”), (ii) Alcoa Upstream will be renamed “Alcoa Corporation”, and (iii) Alcoa will be renamed “Arconic Inc.”, in all material respects with the terms publicly disclosed by Alcoa and in the Registration Statement on Form 10 of Alcoa Upstream Corporation, as such may be amended, supplemented or modified from time to time (to the extent (i) not materially adverse to the Lenders, provided that any such amendments, supplements or modifications shall not be deemed to be material and adverse to the rights or interests of the Lenders if relating to the inclusion of information for which there are placeholders in the Registration Statement on Form 10, such as the distribution ratio and the distribution and record dates or (ii) made with the prior written approval of the Administrative Agent) (collectively, the “Separation Transaction”, and the date the Separation Transaction is consummated, the “Separation Transaction Effective Date”);

WHEREAS, in connection with the Separation Transaction, the parties hereto wish to make certain amendments to the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Credit Agreement upon the Amendment Effective Date. The parties hereto agree that the Credit Agreement shall be amended, with effect upon the Amendment Effective Date (as defined in Section 4 below), as follows:

(a) Amendments to Article I (Definitions and Construction).

(i) Section 1.01 of the Credit Agreement is hereby amended to insert the following new defined terms in their correct alphabetical order:

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of September 16, 2016

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Separation Transaction” shall have the meaning assigned to such term in Amendment No. 1.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(ii) The definition of “Lender Insolvency Event” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) a Lender or its Parent Company becomes the subject of a Bail-in Action. Notwithstanding anything to the contrary above, a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any stock in such Lender or its Parent Company by any Governmental Authority.

(iii) The definition of “LIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“LIBO Rate” shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the London interbank offered rate (or a comparable or successor rate, which rate is approved by the Administrative Agent) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for deposits in either Dollars or Euros for a period equal to the Interest Period for such LIBOR Borrowing at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. The Administrative Agent shall determine the LIBO Rate and such determination shall be conclusive absent manifest error. Notwithstanding the foregoing, if the LIBO Rate shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement.

(b) Amendments to Article VI (Negative Covenants). Section 6.02 of the Credit Agreement is hereby amended to insert the following new sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein, nothing in this Section 6.02 shall prohibit or otherwise restrict the Separation Transaction.”

(c) Amendments to Article X (Miscellaneous). Article X of the Credit Agreement is hereby amended by inserting, after Section 10.19 thereof, the following new Section 10.20:

SECTION 10.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 2. Amendments to the Credit Agreement upon the Separation Transaction Effective Date. The parties hereto agree that the Credit Agreement shall be amended, with effect upon the Separation Transaction Effective Date, as follows:

(a) Amendments to reflect the change of Alcoa’s name. Each reference in the Credit Agreement to “Alcoa” shall be replaced with “Arconic”.

(b) Amendments to Article I (Definitions and Construction).

(i) Section 1.01 of the Credit Agreement is hereby amended to insert the following new defined terms in their correct alphabetical order:

“Consolidated EBITDA” means, for any period, for Arconic and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income Taxes payable by Arconic and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense, (iv) other expenses of Arconic and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and (v) the aggregate amount of fees and expenses incurred or attributed to Arconic or its Subsidiaries in connection with the Separation Transaction and minus (b) all non-cash items increasing Consolidated Net Income for such period; provided, that, to the extent that the Separation Transaction Effective Date shall have occurred during such period, all of the foregoing shall be determined on a pro forma basis as if the Separation Transaction Effective Date occurred at the beginning of such period.

“Consolidated Interest Charges” means, for any period, for Arconic and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of Arconic and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case, to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Arconic and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, for Arconic and its Subsidiaries on a consolidated basis, the net income of Arconic and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for such period.

“Separation Transaction Effective Date” shall have the meaning assigned to such term in Amendment No. 1.

(c) Amendments to Article VI (Negative Covenants). Section 6.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.03. Consolidated Leverage Ratio. Arconic shall not permit, at any time, the ratio of (a) Indebtedness of Arconic and its Subsidiaries on a consolidated basis,

after eliminating intercompany items, as of such time to (b) Consolidated EBITDA for the period of the four fiscal quarters of Arconic most recently ended, to be greater than 5.50 to 1.00, which maximum level shall step down successively to (i) 5.00 to 1.00 on June 30, 2017, (ii) 4.50 to 1.00 on December 31, 2017, (iii) 4.00 to 1.00 on December 31, 2018, and (iv) 3.50 to 1.00 on December 31, 2019, and thereafter.

SECTION 3. Reduction and deemed assignment of Commitments.

(a) Upon the Separation Transaction Effective Date (i) the Total Commitments shall be automatically and permanently reduced by $1,000,000,000 on a ratable basis, (ii) each New Lender shall become a party to the Credit Agreement as a “Lender” thereunder, and (iii) each Lender identified on the signature pages hereto as an “Exiting Lender” (each, an “Exiting Lender”) shall be deemed to have assigned the entire amount of its Commitment and Loans (if any) to the other Lenders (including the New Lenders), allocated among the Lenders in such amounts as shall be required such that, after giving effect to all of the foregoing, the Commitment of each Lender on the Separation Transaction Effective Date shall be as set forth on Exhibit A hereto. Exhibit A hereto shall be deemed to supersede and replace Schedule 2.01(a) of the Credit Agreement upon the Separation Transaction Effective Date; provided, that, in the event that, following the date hereof but prior to the occurrence of the Separation Transaction Effective Date, any Commitments are assigned or changed pursuant to the Credit Agreement (other than as set forth above), then upon the Separation Transaction Effective Date, the Administrative Agent shall make such changes to Exhibit A hereto solely to the extent necessary to give effect to any such assignment or change and to the other provisions of this Section 3(a).

(b) In furtherance of the foregoing, (i) each Exiting Lender shall cease to have a Commitment on the Separation Transaction Effective Date and shall cease to be a Lender under the Credit Agreement as though its Commitment had been assigned to the other Lenders in accordance with Section 10.04(b) of the Credit Agreement, (ii) all unpaid interest, fees and other amounts owing to any Exiting Lender under the Credit Agreement immediately prior to the occurrence of the Separation Transaction Effective Date shall be paid by Alcoa to such Exiting Lender on the Separation Transaction Effective Date and (iii) any outstanding Loans of the Exiting Lenders deemed assigned to the other Lenders pursuant to Section 3(a) above shall be purchased at par by such Lenders from the Exiting Lenders on the Separation Transaction Effective Date.

(c) Each New Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the Separation Transaction Effective Date, become a Lender for all purposes of the Credit Agreement and have a Commitment in the principal amount set forth opposite its name on Exhibit A hereto. Each New Lender (i) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iii) agrees to be bound by the terms of the Credit Agreement and perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (iv) represents and warrants that it has full power and authority, and has taken all actions necessary, to execute and deliver this Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and (v) confirms it has delivered the documentation required under Section 2.18 of the Credit Agreement and an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by each New Lender.

(d) Alcoa shall deliver to the Administrative Agent, on the Separation Transaction Effective Date, a certificate of an officer of Alcoa confirming that the Separation Transaction Effective Date has occurred.

SECTION 4. Conditions Precedent to Amendment Effective Date.

The amendments set forth in Section 1 shall be effective upon the date on which the following conditions precedent are satisfied (such date, the “Amendment Effective Date”):

(a) Amendment. The Administrative Agent shall have received counterparts of this Amendment, duly executed by Alcoa, the Lenders and the Administrative Agent.

(b) Fees and Expenses. Alcoa shall have paid all reasonable and documented out-of-pocket costs and expenses required to be paid to the Administrative Agent or its Affiliates and under Section 10.05 (Expenses; Indemnity) of the Credit Agreement, to the extent invoiced at least one Business Day prior to the Amendment Effective Date.

SECTION 5. Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, Alcoa hereby represents and warrants to the Administrative Agent and the Lenders, that:

(a) Authorization. Alcoa has the power and authority, corporate or otherwise, to execute, deliver and carry out the provisions of this Amendment, or to become a party to this Amendment in accordance with the terms hereof and to perform its obligations hereunder and under the Credit Agreement as modified hereby, and all such action has been duly and validly authorized by all necessary proceedings, corporate or otherwise, on its part.

(b) Enforceability. This Amendment has been duly executed and delivered by Alcoa and this Amendment and the Credit Agreement as modified hereby constitute the legal, valid and binding obligations of Alcoa, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

(c) Governmental Approvals. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority (other than filings under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder) is necessary in connection with Alcoa’s execution and delivery of this Amendment, the consummation by Alcoa of the transactions contemplated hereby or Alcoa’s performance of or compliance with the terms and conditions hereof or of the Credit Agreement as modified hereby.

(d) No Conflict. None of the execution and delivery by Alcoa of this Amendment, the consummation by Alcoa of the transactions contemplated hereby or the performance by Alcoa of or compliance by Alcoa with the terms and conditions hereof or of the Credit Agreement as modified hereby will (a) violate any law, constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority to which it is subject, (b) conflict with or result in a breach or default under its charter or Memorandum and Articles of Association or by-laws (or equivalent organizational or governing documents), as applicable, (c) conflict with or result in a breach or default which is material in the context of this Amendment under any agreement or instrument to which Alcoa is a party or by which it or any of its properties, whether now owned or hereafter acquired, may be subject or bound or (d) result in the creation or imposition of any Lien prohibited by Section 6.01 of the Credit Agreement upon any property or assets, whether now owned or hereafter acquired, of Alcoa.

(e) No Default; Representations and Warranties. On and as of the Amendment Effective Date and the Separation Transaction Effective Date, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of Alcoa set forth in the Loan Documents are true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) with the same effect as though made on and as of the date hereof, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of such earlier date.

SECTION 6. Reference to and Effect on the Credit Agreement.

(a) From the Amendment Effective Date (i) this Amendment and the Credit Agreement shall be construed as a single instrument and (ii) each reference in the Credit Agreement to “the Credit Agreement”, “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith are and shall remain in full force and effect and are hereby reaffirmed, ratified and confirmed, and the Borrowers shall continue to be bound by all of such terms and provisions.

(c) Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a Loan Document under (and as defined in) the Credit Agreement.

SECTION 7. Miscellaneous.

(a) Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. SECTION 10.11 AND 10.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

(b) Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

(c) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03 of the Credit Agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, PDF or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ALCOA INC.

By:	/s/ Peter Hong
	Name:	Peter Hong
	Title:	Vice President and Treasurer

CITIBANK, N.A.,
individually as a Lender and as Administrative Agent

By:	/s/ Michael Vondriska
	Name:	Michael Vondriska
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Executive Director

BNP PARIBAS, N.A., as a Lender

By:	/s/ Raymond G. Dunning
	Name:	Raymond G. Dunning
	Title:	Managing Director

By:	/s/ Claudia Zarate
	Name:	Claudia Zarate
	Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Authorized Signatory

By:	/s/ Lorenz Meier
	Name:	Lorenz Meier
	Title:	Authorized Signatory

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A, as a Lender

By:	/s/ Pat Layton
	Name:	Pat Layton
	Title:	Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jason C. Hedrick
	Name:	Jason C. Hedrick
	Title:	Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

THE BANK OF TOKYO-MITSUBISHI UFJ LTD., as a Lender

By:	/s/ Ravneet Mumick
	Name:	Ravneet Mumick
	Title:	Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:	/s/ Brian Crowley
	Name:	Brian Crowley
	Title:	Managing Director

By:	/s/ Cara Younger
	Name:	Cara Younger
	Title:	Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Lindsay Kim
	Name:	Lindsay Kim
	Title:	Vice President

BANK OF CHINA, NEW YORK BRANCH, as a Lender

By:	/s/ Haifeng Xu
	Name:	Haifeng Xu
	Title:	Executive Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Director

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

INTESA SANPAOLO S.P.A. – NEW YORK BRANCH, as a Lender

By:	/s/ John J. Michalisin
	Name:	John J. Michalisin
	Title:	First Vice President

By:	/s/ Jonathan Sahr
	Name:	Jonathan Sahr
	Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ William M. Feathers
	Name:	William M. Feathers
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kenneth R. Fieler
	Name:	Kenneth R. Fieler
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Kan Chen
	Name:	Kan Chen
	Title:	Vice President

By:	/s/ Linjia Zhou
	Name:	Linjia Zhou
	Title:	Executive Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Mark Koneval
	Name:	Mark Koneval
	Title:	Managing Director

By:	/s/ Gordon Yip
	Name:	Gordon Yip
	Title:	Director

BANCO BRADESCO S.A., NEW YORK BRANCH, as a Lender

By:	/s/ Amir da Silva
	Name:	Amir da Silva
	Title:	Authorized Signatory

By:	/s/ Sheico A. Pimenta
	Name:	Sheico A. Pimenta
	Title:	Authorized Signatory

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Reg Williams
	Name:	Reg Williams
	Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joseph McElhinny
	Name:	Joseph McElhinny
	Title:	Vice President

TD BANK, N.A., as a Lender

By:	/s/ Shreya Shah
	Name:	Shreya Shah
	Title:	Senior Vice President

CHINA MERCHANTS BANK CO., LTD., NEW YORK BRANCH, as a Lender

By:	/s/ Xin Wang
	Name:	Xin Wang
	Title:	Department Head of Corporate Banking U.S. Group

By:	/s/ Joseph M. Loffredo
	Name:	Joseph M. Loffredo
	Title:	Assistant General Manager

SOCIETE GENERALE, as a Lender

By:	/s/ ShelleyYu
	Name:	ShelleyYu
	Title:	Director

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Steven Aloupie
	Name:	Steven Aloupie
	Title:	Managing Director Loan Syndications
Standard Chartered Bank

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

DBS BANK LTD., as a Lender

By:	/s/ Yeo How Ngee
	Name:	Yeo How Ngee
	Title:	Managing Director

RIYAD BANK, HOUSTON AGENCY, as a Lender

By:	/s/ Michael Meiss
	Name:	Michael Meiss
	Title:	General Manager

By:	/s/ Paul N. Travis
	Name:	Paul N. Travis
	Title:	Vice President & Head of Corporate Finance

WESTPAC BANKING CORPORATION, as a Lender

By:	/s/ Stuart Brown
	Name:	Stuart Brown
	Title:	Director

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as an Exiting Lender

By:	/s/ Robert Grillo
	Name:	Robert Grillo
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

BANCO DO BRASIL S.A., acting through its New York Branch, as an Exiting Lender

By:	/s/ Reinaldo Lima
	Name:	Reinaldo Lima
	Title:	Deputy General Manager

By:	/s/ Joäo Fruet
	Name:	Joäo Fruet
	Title:	Deputy General Manager

SUNTRUST BANK, as a New Lender

By:	/s/ Johnetta Bush
	Name:	Johnetta Bush
	Title:	Vice President

FIFTH THIRD BANK, as a New Lender

By:	/s/ Michael S. Barnett
	Name:	Michael S. Barnett
	Title:	Managing Director

BAYERISCHE LANDESBANK, NEW YORK BRANCH, as a New Lender

By:	/s/ Rolf Siebert
	Name:	Rolf Siebert
	Title:	Executive Director

By:	/s/ Matthew DeCarlo
	Name:	Matthew DeCarlo
	Title:	Senior Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA, as a New Lender

By:	/s/ Mauricio Saishio
	Name:	Mauricio Saishio
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

EXHIBIT A

SCHEDULE 2.01(a)

TO CREDIT AGREEMENT

LENDERS AND COMMITMENTS

Lender	Commitment
Citibank, N.A.	$175,000,000
JPMorgan Chase Bank, N.A.	$175,000,000
BNP Paribas	$170,000,000
Credit Suisse AG, Cayman Islands Branch	$170,000,000
Mizuho Bank, Ltd.	$170,000,000
Morgan Stanley Bank, N.A.	$170,000,000
Royal Bank of Canada	$170,000,000
Sumitomo Mitsui Banking Corp.	$170,000,000
SunTrust Bank	$170,000,000
The Bank of Tokyo-Mitsubishi UFJ Ltd.	$170,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$93,000,000
Bank of America, N.A.	$93,000,000
Bank of China, New York Branch	$93,000,000
Deutsche Bank AG New York Branch	$93,000,000
Intesa Sanpaolo S.p.A. – New York Branch	$93,000,000
The Bank of New York Mellon	$93,000,000
U.S. Bank National Association	$93,000,000
Industrial and Commercial Bank of China Limited, New York Branch	$80,000,000
Crédit Agricole Corporate and Investment Bank	$67,500,000
Banco Bradesco S.A., New York Branch	$50,000,000
Fifth Third Bank	$50,000,000
Goldman Sachs Bank USA	$50,000,000
PNC Bank, National Association	$50,000,000
TD Bank, N.A.	$50,000,000
Bayerische Landesbank, New York Branch	$37,500,000
China Merchants Bank Co., Ltd., New York Branch	$37,500,000
Societe Generale	$37,500,000
Standard Chartered Bank	$37,500,000
The Bank of Nova Scotia	$37,500,000
DBS Bank Ltd.	$18,000,000
Riyad Bank, Houston Agency	$18,000,000
Westpac Banking Corporation	$18,000,000

Total	$3,000,000,000